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                                                                 EXHIBIT NO. 24a





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to Registration Statement No. 33-68246 of The Lubrizol Corporation on Form S-3 of our reports dated February 16, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 1992, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





DELOITTE & TOUCHE



January 11, 1994
Cleveland, Ohio